Exhibit 99.1

NYSE MKT: URZ

Toronto Stock Exchange: URZ

Frankfurt Stock Exchange: U9E

Tel: (604) 689-1659

Fax: (604) 689-1722

Uranerz Announces US$10 Million Bought Deal Financing

Casper, Wyoming, August 27, 2013 — Uranerz Energy Corporation (“Uranerz” or the “Company”) (NYSE MKT and TSX: URZ; Frankfurt: U9E) announces that it has entered into an underwriting agreement (the “Underwriting Agreement”) with a syndicate of underwriters led by Haywood Securities Inc. and including Cantor Fitzgerald Canada Corporation, Dundee Securities Ltd., Laurentian Bank Securities Inc. and Global Hunter Securities LLC (collectively, the “Underwriters”), pursuant to which the Underwriters have agreed to purchase, severally and not jointly, on a bought deal basis, 8,550,000 units of the Company (“Units”) at a price per Unit of US$1.17 for gross proceeds of approximately US$10 million before deduction of the Underwriters’ commission and offering expenses. Each Unit will be comprised of one share of the Company’s common stock, $0.001 par value per share (“Common Share”), and one half of one common share purchase warrant, with each whole warrant (“Warrant”) exercisable to purchase one additional share of the Company’s common stock for a period of 30 months following the closing of the offering at an exercise price of US$1.60, subject to adjustment and acceleration provisions. Global Hunter Securities LLC will only be offering the Units in the United States. All offers and sales of Units in the United States will be made by U.S. registered broker-dealers. Closing is anticipated to take place on September 6, 2013, subject to satisfaction of the conditions to closing set forth in the Underwriting Agreement, including receipt of approval of the NYSE MKT and the Toronto Stock Exchange. The Warrants will not be listed on any exchange.

The Company anticipates that the net proceeds from the offering will be utilized to fund ongoing construction of the Company’s Nichols Ranch ISR Uranium Project and for general corporate purposes.

The Units are being offered and sold by the Underwriters pursuant to a prospectus supplement to the Company’s effective shelf registration statement on Form S-3 (File No. 333-176505) previously filed with the Securities and Exchange Commission and pursuant to a prospectus supplement to the Company’s shelf prospectus filed with certain Canadian regulators in each of the provinces of Canada, except Quebec, pursuant to the multi-jurisdictional disclosure system. Copies of the prospectus supplement and accompanying base prospectus relating to the offering may be obtained from the Securities and Exchange Commission website at http://www.sec.gov, from the System for Electronic Document Analysis and Retrieval (SEDAR) website at http://www.sedar.com or from Haywood Securities Inc. at:

Haywood Securities Inc.

Suite 700 - 200 Burrard Street

Vancouver, BC

V6C 3L6

Attention: Michelle Jankovich

Telephone: 604-697-7126

E-mail: mjankovich@haywood.com

This press release does not and shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or jurisdiction.

About Uranerz

Uranerz Energy Corporation is an exploration stage company engaged in the acquisition and exploration of uranium properties. The Company is principally focused on the exploration of its properties in the Powder River Basin area of Wyoming. The Company is listed on the NYSE MKT and the Toronto Stock Exchange under the symbol “URZ”, and is also listed on the Frankfurt Stock Exchange under the symbol “U9E”.

Further Information

For further information, please contact Derek Iwanaka, Manager of Investor Relations at 1-800-689-1659 or by email at investor@uranerz.com. Alternatively, please review the Company’s filings with the Securities and Exchange Commission at www.sec.gov, or visit the Company’s profile on SEDAR at www.sedar.com.

Forward-looking Statements

This press release may contain or refer to “forward-looking information” and “forward-looking statements” within the meaning of applicable United States and Canadian securities laws, which may include, but are not limited to, statements with respect to the offering size and terms and gross proceeds from the offering, completion of the offering, anticipated use of proceeds, and all statements which describe future activities or express intentions, plans or expectations and all statements in the future tense. All such forward-looking statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risks and uncertainties outlined in our most recent financial statements and reports and registration statement filed with the SEC (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We do not undertake to update forward-looking statements, except as required by law.